                                                                  EXHIBIT (d)(8)

                      ADDENDUM NO. 7 TO ADVISORY AGREEMENT


          This Addendum No. 7, dated as of the 15th day of September, 2003, is entered into between THE GALAXY FUND, a Massachusetts business trust, located in Westborough, Massachusetts ("Galaxy"), and COLUMBIA MANAGEMENT ADVISORS, INC., as Successor by Merger to FLEET INVESTMENT ADVISORS INC., an Oregon corporation (the "Adviser").

          WHEREAS, Galaxy and the Adviser have entered into an Advisory Agreement dated as of May 19, 1994, which was extended to additional investment portfolios of Galaxy by Addendum No. 1 dated as of December 1, 1995, Addendum No. 2 dated as of March 3, 1998, Addendum No. 3 dated as of September 18, 1998, Addendum No. 4 dated as of June 23, 2000, Addendum No. 5 dated as of September 5, 2000 and Addendum No. 6 dated as of August 27, 2001 (the "Advisory Agreement"), pursuant to which Galaxy appointed the Adviser to act as investment adviser to Galaxy for its Money Market Fund, Government Fund, Tax-Exempt Fund, U.S. Treasury Fund, Institutional Government Money Market Fund, Short-Term Bond Fund, Intermediate Government Income Fund, High Quality Bond Fund, Corporate Bond Fund, Tax-Exempt Bond Fund, New York Municipal Bond Fund, Connecticut Municipal Bond Fund, Massachusetts Municipal Bond Fund, Rhode Island Municipal Bond Fund, Equity Value Fund, Equity Growth Fund, Equity Income Fund, International Equity Fund, Small Company Equity Fund, Asset Allocation Fund, Growth and Income Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund, Small Cap Value Fund, New Jersey Municipal Bond Fund, MidCap Equity Fund, Strategic Equity Fund, Prime Reserves, Government Reserves, Tax-Exempt Reserves, Institutional Money Market Fund, Institutional Treasury Money Market Fund, Florida Municipal Bond Fund, Intermediate Tax-Exempt Bond Fund, Connecticut Intermediate Municipal Bond Fund, Massachusetts Intermediate Municipal Bond Fund, Growth Fund II, Pan Asia Fund, Pennsylvania Municipal Bond Fund, Large Cap Value Fund and Large Cap Growth Fund (each a "Fund");

          WHEREAS, Galaxy has notified the Adviser that it has established a new portfolio, namely the New York Municipal Money Market Fund, and that it desires to retain the Adviser to act as the investment adviser therefor, and the Adviser has notified Galaxy that it is willing to serve as investment adviser for the New York Municipal Money Market Fund;

          NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. APPOINTMENT. Galaxy hereby appoints the Adviser to act as investment adviser to Galaxy for the New York Municipal Money Market Fund for the period and on the terms set forth in the Advisory Agreement. The Adviser hereby accepts such appointment and agrees to render the services set forth in the Advisory Agreement for the compensation herein provided.

          2. COMPENSATION. For the services provided and the expenses assumed pursuant to the Advisory Agreement with respect to the New York Municipal Money Market Fund, Galaxy will pay the Adviser and the Adviser will accept as full compensation therefor fees, computed daily and paid monthly, at the annual rate of .40% of the first $750,000,000 of net assets of the New York Municipal Money Market Fund plus .35% of the net assets of such Fund in excess of $750,000,000.

          3. CAPITALIZED TERMS. From and after the date hereof, the term "Fund" as used in the Advisory Agreement shall be deemed to include the New York Municipal Money Market Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

          4. MISCELLANEOUS. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

          IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                              THE GALAXY FUND


                                              By:    /s/ Joseph R. Palombo
                                                     ---------------------
                                              Name:  Joseph R. Palombo
                                              Title: President


                                              COLUMBIA MANAGEMENT ADVISORS, INC.


                                              By:    /s/ Joseph R. Palombo
                                                     ---------------------
                                              Name:  Joseph R. Palombo
                                              Title: Chief Operating Officer

                                        2